MUTUAL NONDISCLOSURE AGREEMENT & MEMORANDUM OF UNDERSTANDING

     THIS MUTUAL NONDISCLOSURE AGREEMENT & MEMORANDUM OF UNDERSTANDING (this "Agreement") is made and entered into as of October 15, 2004, between EzValidation, Inc, a California Corporation, and DynaSig Corporation, an Arizona Corporation.

     1. Purpose. The parties wish to explore a business opportunity of mutual interest and in connection with this opportunity, each party may disclose to the other certain confidential technical and business information which the disclosing party desires the receiving party to treat as confidential. The "Memorandum of Understanding" relating to this business opportunity is set forth in this document.

     2. "Confidential Information" means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Confidential Information shall include without limitation the items set forth in this document, whether or not so designated upon disclosure. Information which if communicated orally or by demonstration, and is identified at the time of initial disclosure as confidential and such identification is then reduced to writing and delivered to the other party within thirty (30) days of such disclosure shall be considered Confidential Information. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information may include, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, handsets, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, marketing, financial and product development plans, forecasts, strategies and information.

     Confidential Information shall not, however, include any information which
(i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; or (v) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

     3. Non-use and Non-disclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except to evaluate and engage in discussions concerning a potential business relationship between the parties. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party who are required to have the information in order to evaluate or engage in discussions concerning the contemplated business relationship. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder.

4.
Maintenance of Confidentiality. The parties agree to restrict disclosure of Confidential Information to only those employees who have a "need to know" and must be directly involved in the use of the Confidential Information. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the Confidential Information of the other party unless the same are previously approved in writing by the other party. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

     5. No Obligation. Nothing herein shall obligate either party to proceed with any transaction between them, and each party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning the business opportunity.

     6. No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED "AS IS". EACH PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS OR PERFORMANCE.

     7. Return of Materials. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the other party, shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party upon the disclosing party's written request.

     8. No License. Nothing in this Agreement is intended to grant any rights to either party under any patent, mask work right or copyright of the other party, nor shall this Agreement grant any party any rights in or to the Confidential Information of the other party except as expressly set forth herein.

     9. Term. The obligations of each receiving party hereunder shall survive until such time as all Confidential Information of the other party disclosed hereunder becomes publicly known and made generally available through no action or inaction of the receiving party. The parties agree that for a period of five (5) years following the Effective Date of this Agreement, they will maintain the confidentiality of each other's furnished Confidential Information, and not use and/or disclose such information to any third party, except as authorized by the owner of the information in writing.

     10. Remedies. Each party agrees that any violation or threatened violation of this Agreement may cause irreparable injury to the other party, entitling the other party to seek injunctive relief in addition to all legal remedies.

     11. Miscellaneous. Each party understands that the other party may currently or in the future be developing information internally, or receiving information from other parties that may be similar to the disclosed information. Nothing in this Agreement will be construed by either party as a representation or inference that the other party will not develop products, or have products developed for it, that, without violation of this Agreement, compete with the products or systems contemplated by the other party's Confidential Information.

     This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by and construed in accordance with the California law, and the sole judicial competence relating to any claim arising out of this Agreement, is vested in the competent courts of California.

The parties agree to negotiate in good faith in an effort to resolve any dispute related to this agreement that may arise between the parties. If the dispute cannot be resolved by negotiation, the dispute must be submitted to mediation before resorting to arbitration or litigation. If the need for mediation arises, the parties to the dispute will choose a mutually acceptable mediator and will share the cost of mediation equally.

Any dispute related to this agreement that may arise between the parties and can not be settled by mediation shall be decided by binding arbitration. The arbitrator shall be a retired judge or an attorney. If the parties cannot agree on an arbitrator, courts of California appoint the arbitrator. The losing party shall pay the arbitrator's fee.

This document contains the entire agreement between the parties with respect to the subject matter hereof, and neither party shall have any obligation, express or implied by law, with respect to trade secret or proprietary information of the other party except as set forth herein. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.

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                      DESCRIPTION OF DISCLOSED INFORMATION
                      ------------------------------------


EzValidation has demonstrated two of its products, regarding fingerprint based (biometrics) log-on software to a PC:
1. EZPASSPORT PLUS (STANDARD EDITION): The features include (a) fingerprint-based secure logon to Windows on a PC, (b) File and Folder Encryption and Decryption, (c) Protect Application Launch, (d) Password Bank and
(e) Secure Screen Saver.
2. EZPASSPORT TOOLKIT (SDK): The Toolkit allows quick integration of biometric (fingerprint, face, etc.,) and non-biometric (smartcard) authentication into any Windows application. It allows developers to create custom applications using EzPassport API, and deploy code contained in the EzPassport DLLs (software libraries).

DynaSig has demonstrated its capabilities regarding a biometric engine in the following field:
1.     Signature (biometrics) recognition processing.

The two companies appreciate each other's capabilities and understand the benefit of cooperation. The parties wish to explore a business opportunity of mutual interest and in connection with this opportunity have phrased the following highlights to be used as the bases of an agreement when cooperating.

IN THE PROCESS OF COOPERATION THE PARTIES AGREE AS FOLLOWS:

1.     DynaSig to purchase a non-transferable license of EzPassport Toolkit
(SDK) from EzValidation for US $10,000.
2.     DynaSig to pay DreamzNet $10,000 upon signing of this agreement.
3. DynaSig to pay $2.00 royalty to EzValidation for each client software license sold.


The two parties will do their best to quickly work out a legal agreement in order to start the cooperation for the creation of the new product and its distribution. The two parties will also investigate other areas of cooperation.



EzValidation, Inc.                DynaSig Corporation

By:     /s/ Shoieb Yunus          By:     /s/ Richard C. Kim
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Name:  Shoieb Yunus               Name: Richard Kim
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Title:       CEO                  Title:      President
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